UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On December 18, 2018, the Board of Directors of the Registrant adopted an expanded Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all directors, officers and employees of the Registrant and its subsidiaries, including the Registrant’s principal executive officer, principal financial officer and principal accounting officer. The revised Code of Ethics, which is effective January 1, 2019, addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, and reporting of violations of the Code of Ethics.

The Registrant is required to disclose any amendment to a provision of the Code of Ethics. The Registrant intends to use its website as a method of disseminating this disclosure, as permitted by applicable Securities and Exchange Commission rules. Any such disclosure will be posted to the Registrant website within four business days following the date of any such amendment to a provision of the Code of Ethics.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed as Exhibit 14.1 to this report and is incorporated by reference herein.

Item 8.01Other Events

On December 19, 2018, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.09 per share cash dividend on its common stock, payable on January 20, 2019, to shareholders of record as of January 5, 2019.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

14.1   Code of Business Conduct and Ethics.

99.1   Press release dated December 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

Dated: December 21, 2018	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

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